CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119905 and 333-148766) of Solomon Technologies, Inc. of our report dated April 2, 2007 relating to the 2006 consolidated financials statements, which appears in this Form 10-KSB.

/s/ UHY LLP

Hartford, Connecticut
April 14, 2008